UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

3400 Peachtree Road, Suite 111, Atlanta, Georgia (principal executive offices)	30326 (Zip Code)

(404) 421-1844
(Registrant’s telephone number, including area code)

6564 Smoke Tree Lane Scottsdale, Arizona 85253
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On March 3, 2010, EGPI Firecreek, Inc. (“EGPI”) executed a Stock Purchase Agreement with the stockholders of Redquartz LTD (the “Sellers” or the “Company”), a company formed and existing under the laws of the country of Ireland, whereas EGPI agreed to issue 100,000 shares of its restricted common stock in exchange for 100% of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company. All assets and liabilities, other than the Shareholder Notes Payable, of the company were transferred to the Sellers.

A copy of the Stock Purchase Agreement which include the material terms, and its related attachments, are attached as exhibits to this report.

BUSINESS
REDQUARTZ LTD:

Redquartz LTD has been in business for 45 years, is known internationally and is our entrance into the European markets with respect to Intelligent Traffic Systems (ITS) and the transportation industry as well as expanding our relationship recently established with Cordil, Inc., a multimillion dollar general contractor based in Ireland with projects around the world.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this Current Report, we make a number of statements, referred to as “forward-looking statements” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions.  When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of SATCO, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•	Whether or not markets for our products develop and, if they do develop, the pace at which they develop;

•	Our ability to attract and retain the qualified personnel to implement our growth strategies;

•	Our ability to fund our short-term and long-term financing needs;

•	Competitive factors;

•	General economic conditions;

•	Changes in our business plan and corporate strategies; and

•	Other risks and uncertainties discussed in greater detail in the sections of this Current Report.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

See Item 1.01, above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registration

See Item 1.01 above.

Item 3.02	Unregistered Sales of Equity Securities

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

It is not practicable to file the required historical financial statements of EGPI Firecreek, Inc., a Nevada corporation (the “registrant”), and Redquartz LLC a company formed and existing under the laws of the country of Ireland (the newly acquired “Subsidiary”) at this time.  Accordingly, pursuant to Item 9.01(a)(4) of Form 8-K, the registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

(b)           Pro forma financial information.

It is not practicable to file the required pro forma financial statements of EGPI Firecreek, Inc., a Nevada corporation (the “registrant”), and Redquartz LLC, a company formed and existing under the laws of the country of Ireland (the newly acquired “Subsidiary”). Accordingly, pursuant to Item 9.01(b)(2) of Form 8-K, the registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

(c)           Shell company transaction.  Not applicable.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1	Stock Purchase Agreement with the Stockholders of Redquartz LTD
10.2	Patrick Kelly Promissory Note 1 Agreement to the Stock Purchase Agreement with Redquartz LTD, as of March 3, 2010.
10.3	Patrick Kelly Promissory Note 2 Agreement to the Stock Purchase Agreement with Redquartz LTD, as of March 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2010

EGPI FIRECREEK, INC.

By	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer